As filed with the Securities and Exchange Commission on October 2, 2015

Registration No. 333-153341
Registration No. 333-38549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-153341
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-38549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

National Western Life Insurance Company
(Exact name of registrant as specified in its charter)

Colorado	84-0467208
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

850 East Anderson Lane
Austin, Texas	78752-1602
(Address of Principal Executive Offices)	(Zip Code)

National Western Life Insurance Company 2008 Incentive Plan
National Western Life Insurance Company 1995 Stock and Incentive Plan
(Full title of the plans)

Ross R. Moody
President and Interim Chief Executive Officer
National Western Life Insurance Company
850 East Anderson Lane
Austin, Texas
(Name and address of agent for service)

(512) 836-1010
(Telephone number, including area code, of agent for service)

Copy to:
B. Scott Burton, Esq.
Harry S. Pangas, Esq.
Sutherland Asbill & Brennan LLP
700 Sixth Street, NW
Washington, DC 20001
(202) 383-0100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
          This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):
          Registration Statement on Form S-8 (File No. 333-153341) registering 300,000 shares of National Western Life Insurance Company’s (the “Company”) Class A common stock, par value $1.00 per share (the “Class A Common Stock”), for the National Western Life Insurance Company 2008 Incentive Plan.
          Registration Statement on Form S-8 (File No. 333-38549) registering 300,000 shares of Class A Common Stock for the National Western Life Insurance Company 1995 Stock and Incentive Plan.
          The Company is terminating the Registration Statements and deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 2, 2015.
NATIONAL WESTERN LIFE INSURANCE COMPANY
(Registrant)

Date:	October 2, 2015	/S/Ross R. Moody
By: Ross R. Moody, President and
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title (Capacity)	Date

/S/Robert L. Moody	Chairman of the Board and Director	October 2, 2015
Robert L. Moody

/S/Ross R. Moody	President and Interim Chief Executive Officer,	October 2, 2015
Ross R. Moody	and Director
(Principal Executive Officer)

/S/Brian M. Pribyl	Senior Vice President - Chief Financial	October 2, 2015
Brian M. Pribyl	Officer, and Treasurer
(Principal Financial Officer)

/S/Bruce E. Wood	Vice President, Controller, & Assistant Treasurer	October 2, 2015
Bruce E. Wood	(Principal Accounting Officer)

/S/Stephen E. Glasgow	Director	October 2, 2015
Stephen E. Glasgow

/S/E. Douglas McLeod	Director	October 2, 2015
E. Douglas McLeod

/S/Charles D. Milos	Director	October 2, 2015
Charles D. Milos

/S/Ann M. Moody	Director	October 2, 2015
Ann M. Moody

/S/Frances A. Moody-Dahlberg	Director	October 2, 2015
Frances A. Moody-Dahlberg

/S/Russell S. Moody	Director	October 2, 2015
Russell S. Moody

/S/Louis E. Pauls, Jr.	Director	October 2, 2015
Louis E. Pauls, Jr.

/S/E.J. Pederson	Director	October 2, 2015
E.J. Pederson